UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2004

Microtune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31029-40	75-2883117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Tenth Street, Plano, Texas	75074
(Address of principal executive offices)	(Zip Code)

(972) 673-1600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 29, 2004, Microtune, Inc. (“Microtune”) issued a press release announcing that it reached an agreement to settle the consolidated securities class action litigation, Angeloni v. Microtune, Inc. et al., Civil Action No. 4:03cv56, pending in the U.S. District Court for the Eastern District of Texas against Microtune and a number of Microtune’s current and former officers and directors. The parties to this proposed settlement include Microtune, Doug Bartek, Bill Housley, Buddy Rogers, and Nancy Richardson, as defendants and Marc D. Reasoner and Fred B Knadler, on behalf of Lights N Such, Inc. and Warren and Betty Stewart, as lead plaintiffs, on behalf of themselves and the settlement class.

Under the terms of the proposed settlement, the securities class action litigation will be dismissed in exchange for a payment of $5,625,000. Microtune’s director and officer insurance carriers have agreed to pay the $5,625,000 settlement amount, subject to the Company’s 15% co-pay obligation, under a separate settlement agreement with the carriers reached on November 22, 2004. Microtune established an accrual for its co-pay obligation during the third quarter of 2004. Microtune’s insurance carriers also have agreed to reimburse certain of the Company’s defense costs. Microtune believes that the net effect of its co-pay obligation and expense reimbursement from its insurance carriers will have an insignificant impact on the Company’s cash reserves.

As part of the settlement of the securities class action litigation, Microtune made no admission of wrongdoing. The settlement of the securities class action litigation is subject to a number of conditions, including notice to the class and final court approval following completion of a fairness hearing. At this time, there can be no assurance that these conditions will be met and that the settlement of the securities class action litigation will receive final court approval.

Microtune’s settlement agreement with its director and officer insurance carriers resolves certain obligations of these carriers with respect to the securities class action litigation, including the settlement payment and reimbursement for defense costs mentioned above, and the previously announced investigation of the Company by the Securities and Exchange Commission. Additionally, the agreement addresses certain of the parties’ obligations relating to the previously announced consolidated derivative action lawsuit against Microtune and a number of Microtune’s current and former officers and directors. The insurance carrier agreement was entered into by Microtune, St. Paul Mercury Insurance Company, Sheffield Insurance Company, Westchester Fire Insurance Company, Greenwich Insurance Company, Douglas J. Bartek, William Housley, Everett Rogers, Nancy A. Richardson, James A. Fontaine, James H. Clardy, William P. Tai, Harvey B. Cash, Walter S. Ciciora, Steven Craddock, and Anthony J. LeVecchio. The insurance carrier agreement is subject to a number of conditions, including the execution and final court approval of the securities class action litigation settlement, and the dismissal of the securities class action with prejudice.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit 99.1:	Microtune’s press release announcing both the Class Action Settlement and the Carrier Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Microtune, Inc.

Date: November 29, 2004	By:	/s/ James A. Fontaine James A. Fontaine Chief Executive Officer